EXHIBIT 10.9

                   EXECUTIVE SEVERANCE BENEFIT AGREEMENT


     THIS EXECUTIVE SEVERANCE BENEFIT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of February, 1995, by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and STAN CIEPCIELINSKI (the "Executive").

                            Statement of Purpose

     It is important to the success of the Company that it continues to have the benefit of the services of experienced management personnel such as the Executive. It is therefore desirable and in the best interest of the Company that, in the event of any prospective change in control of the Company, the Executive be reasonably secure in the Executive's position with the Company so that the Executive can exercise independent judgment for the best interests of the Company and its shareholders, without concern for the security of the Executive's own continued employment with the Company. For such purpose, the Company and the Executive are entering into this Agreement to provide compensation to the Executive in certain events in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the Statement of Purpose and the mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

     21.  Definitions and Construction.

     (a)  Definitions.   As used herein, the following terms shall have the
following meanings:

     "Board" means the Board of Directors of the Company.

     "Cause" means (1) dishonesty or fraud on the part of the Executive which is intended to result in the Executive's substantial personal enrichment at the expense of the Company or its affiliates; (2) a material violation of the Executive's responsibilities as an executive of the Company or its subsidiaries which is willful and deliberate; or (3) the conviction (after the exhaustion of all appeals) of the Executive of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony. However, "Cause" shall not include (i) any personal or policy disagreement between the Executive and the Company or any member of the Board or (ii) any action taken by the Executive in connection with the Executive's duties if the Executive acted in good faith and in a manner the Executive reasonably believed to be in the best interest of the Company and had no reasonable cause to believe the Executive's conduct was unlawful.

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     "Change in Control" means a change in the beneficial ownership  of the
Company's voting stock or a change in the composition of the Board which occurs as follows:
     (1) any "person" (as such term is used in Section 13(d) of the Exchange Act), other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25 percent or more of the total voting power of the Company's then outstanding stock in one or a series of transactions that are not approved by the Board and the Executive prior to such person becoming a 25 percent beneficial owner;

     (2) a tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC")) which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board and the Executive, provided that in case of a tender offer described in this paragraph (2), the Change in Control will be deemed to have occurred upon the first to occur of:

          (i) any time during the offer when the person (using the definition in (1) above and in Section 14(d)(2) of the Exchange
     Act) making the offer owns or has accepted for payment stock of the Company representing 25 percent or more of the total voting power of the Company's stock; or

          (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person (using the definition in (1) above) making the offer could own, by the terms of the offer plus any shares owned by such person, stock repre-senting 50 percent or more of the total voting power of the Com-pany's stock when the offer terminates; or

     (3) individuals who were the Board's nominees for election as directors of the Company immediately prior to a vote or consent of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     "Disability" means the inability of the Executive, due to the condi-tion of the Executive's physical, mental or emotional health, to regularly and satisfactorily perform the duties of the Executive's responsibilities as an executive of the Company or its subsidiaries for a continuous period in excess of three months. If the existence of the Executive's Disability shall be disputed by either party, the determination by a physician duly licensed to practice medicine that such Disability exists shall be necessary to

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establish such  Disability, unless the Executive refuses  to submit to appropriate examinations at the request of the Board, in which case the determination of the Board in good faith and after the requisite period of Disability shall be conclusive as to whether such Disability exists.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Good Reason" means the occurrence of any of the following without the Executive's express written consent: (1) a significant change in the nature or the scope of the Executive's authority as in effect immediately prior to a Change in Control; (2) an assignment to the Executive of duties (or a change in the Executive's title resulting in duties) which are materially inconsistent with the Executive's status, duties or responsibilities immediately prior to a Change in Control; (3) a reduction in the Execu-tive's rate of base salary; or (4) a change (or the requirement by the Company of a change) in the principal location where the Executive is required to perform services.

     "Retirement" means the termination of the Executive's employment with the Company on or after the Executive attains 65 years of age.

     "Termination of Employment" means the termination of the Executive's employment with the Company and its subsidiaries for any reason other than
(1) the Executive's death, (2) the Executive's Disability, (3) the Execu-tive's Retirement, (4) the termination by the Company of the Executive's employment for Cause or (5) the Executive's voluntary termination of employment other than for Good Reason.

     (b) Construction. Paragraph headings and subheadings have been inserted herein for convenience of reference only and shall not be deemed to have any legal effect whatsoever in the interpretation of this Agree-ment. As used herein, the singular shall include the plural and the plural the singular, the word "any" means one or more or all, and the conjunction "or" includes both the conjunctive and the disjunctive.

     2. Severance Benefits. If a Change in Control occurs and if the Executive's Termination of Employment occurs within three years after the Change in Control, the Company shall pay to the Executive, within 10 days after such termination, in cash or equivalent a lump sum severance benefit equal to (i) 140% of the Executive's base salary in effect on such termina-tion date (or if the base salary was then greater, on the date immediately preceding the date of the Change in Control), plus (2) a pro rata share of any bonus in which the Executive participates for the fiscal year of the Company in which such termination occurs, calculated under the assumption that all objectives and goals for the payment of such


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bonus are met. The Executive shall also be entitled to the sum of (1) the
Executive's accrued but unpaid base salary through the date of such termination, plus (2) the Executive's accrued but unpaid vacation pay through such date, plus (3) any other compensation payments or benefits which have accrued and are payable in connection with such termination. In addition, the Company will take such steps as may be necessary to ensure that the Executive and the Executive's dependents continue to receive pursuant to the requirements of COBRA or otherwise, for a period of 18 months after the Executive's termination of employment, group health insurance benefits at the same or a higher level as in effect on the date of such termination; furthermore, the Company agrees to pay the full premium for such coverage for a period of 12 months after such termination of employment; provided, however, that the obligations of the Company to provide such group health benefits for said 18-month period and to pay for such benefits for said 12-month period shall terminate upon the employment of the Executive by another company which provides the Executive and the Executive's dependents with substantially similar group health benefits (and does not contain any exclusion or limitation with respect to any preexisting condition of the Executive or the Executive's dependents) as those provided hereunder.

     3. Legal Expenses. The Company agrees to pay any reasonable legal expenses incurred by the Executive in connection with the enforcement of this Agreement or any determination of the validity of this Agreement.

     4. Effect of Agreement on Other Rights. This Agreement shall not be construed to provide the Executive with any right of continued employment by the Company or its subsidiaries. This Agreement shall not diminish or increase other rights the Executive (or the Executive's heirs or legal representatives) may have under any other contract, employee benefit plan or policy of the Company except as expressly provided in this Agreement.

     5. Assignment. Neither this Agreement nor any rights or benefits hereunder shall be assignable, either voluntarily or involuntarily, by the Executive, except that all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and heirs.

     6. Notices. All notices and other communications hereunder to a party hereto shall be in writing and, except as otherwise expressly provided herein, shall be deemed to have been duly given when placed in the United States mail by registered or certified mail, return receipt request-ed, postage prepaid, addressed to such party as follows:

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     As to the Company:       Glenayre Technologies, Inc.
                              4201 Congress Street, Suite 455
                              Charlotte, North Carolina 28209

                              Attention:  Chief Executive Officer

     As to the Executive:     Stan Ciepcielinski
                              632 Stanhope Lane
                              Matthews, NC 28105

Either party hereto may change such party's address (and in the case of the Company the title of the person to whose attention communications hereunder shall be directed) from time to time by serving notice thereof upon the other party hereto as provided herein.

     7. Survival. The provisions of this Agreement shall survive the termination of the Executive's employment with the Company and its subsid-iaries regardless of the date, cause or manner of such termination, and such termination shall not impair or otherwise affect the Executive's rights to the severance benefits to the extent set forth in Paragraph 2.

     8. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and all prior or contemporaneous oral or written agreements or instruments are merged herein. No amendment to or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

     9. Severability. If any provision of this Agreement is declared invalid or unenforceable as a matter of law, such in-validity or unenforce-ability shall not affect or impair the validity or enforceability of any other provision of this Agreement or the remainder of this Agreement as a whole.

     10. Law Applicable. The construction, interpretation and validity of this Agreement shall be determined in accordance with and governed by the laws of the State of North Carolina.

     11. Freedom of the Company to Act. No provision of Agreement shall be deemed to restrict the absolute right of the Company at any time to sell or dispose of all or any part of its business or assets, or to reconstitute the same into any one or more subsidiaries or to merge, consolidate, sell or otherwise dispose of said subsidiaries or any of the assets thereof.

     12.  Execution.    This  Agreement  is  hereby  executed  in  multiple
originals, one of which is being retained by each of the parties hereto and each of which shall be deemed an original hereof.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed and the Executive has hereunto set the Executive's hand and seal, all as of the day and year first above written.

                                   GLENAYRE TECHNOLOGIES, INC.
[CORPORATE SEAL]

ATTEST:                            By:  s/Ramon D. Ardizzone
                                   Title: President and Acting
                                          Chief Executive Officer
  s/Billy C. Layton
 Assistant Secretary

                                     s/Stan Ciepcielinski            [SEAL]
                                   Stan Ciepcielinski

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